Exhibit 99.4

Shad Permian, LLC

Reviewed Financial Statements

March 31, 2021 and 2020

TRANBARGER FHK, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Shad Permian, LLC

Reviewed Financial Statements

March 31, 2021 and 2020

SHAD PERMIAN, LLC

BALANCE SHEETS

March 31, 2021 and December 31, 2020

	March 31, 2021	December 31, 2020
ASSETS
Current assets
Accounts receivable - Sabalo Energy, LLC	$3,183,411	$2,545,478
Inventory	268,372	123,795
	3,451,783	2,669,273
Non-current assets
Oil and gas properties – successful efforts method, net	75,190,049	77,344,651

Total Assets	$78,641,832	$80,013,924

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable - Sabalo Energy, LLC	$764,073	$2,362,860
	764,073	2,362,860
Non-current liabilities
Asset retirement obligation	144,751	142,886
Total liabilities	908,824	2,505,746

Members' equity	77,733,008	77,508,178

Total Liabilities and Members' Equity	$78,641,832	$80,013,924

See notes to the financial statements.

SHAD PERMIAN, LLC

STATEMENTS OF INCOME

Three Months Ended March 31,	2021	2020
REVENUES
Oil revenue	$7,120,711	$8,533,097
Gas revenue	188,228	(45,549)
Natural gas liquids revenue	244,071	275,931
Total revenues, net	7,553,010	8,763,479

OPERATING EXPENSES
Production taxes	359,971	427,070
Lease operating expenses	1,808,374	2,874,390
Depreciation, depletion and amortization	2,161,734	4,177,545
Accretion of asset retirement obligation	1,865	1,835
Selling, general and administrative	4,382	-
Total operating expenses	4,336,326	7,480,840

INCOME BEFORE INCOME TAXES	3,216,684	1,282,639

STATE INCOME TAX EXPENSE	-	-

NET INCOME	$3,216,684	$1,282,639

See notes to the financial statements.

SHAD PERMIAN, LLC

STATEMENTS OF MEMBERS' EQUITY

Three Months Ended March 31, 2021 and 2020

Total Members' Equity
Balance at January 1, 2021	$77,508,178

Capital contributions	3,558,871

Member distributions	(6,550,725)

Income from the period	3,216,684

Balance at March 31, 2021	$77,733,008

Balance at January 1, 2020	$97,530,959

Capital contributions	1,862,740

Member distributions	(10,378,427)

Income from the period	1,282,639

Balance at March 31, 2020	$90,297,911

See notes to the financial statements.

SHAD PERMIAN, LLC

STATEMENTS OF CASH FLOWS

Three Months Ended March 31,	2021	2020
OPERATING ACTIVITIES
Net income	$3,216,684	$1,282,639
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	2,161,734	4,177,545
Accretion of asset retirement obligation	1,865	1,835
Changes in:
Receivables	(637,933)	2,042,018
Inventory	(144,577)	44,444
Accounts payable and accrued expenses	(1,598,787)	1,169,740
Net cash provided by operating activities	2,998,986	8,718,221

INVESTING ACTIVITIES
Capital expenditures on oil and gas properties	(7,132)	(202,534)
Net cash used by investing activities	(7,132)	(202,534)

FINANCING ACTIVITIES
Contributions by members	3,558,871	1,862,740
Distributions to members	(6,550,725)	(10,378,427)
Net cash used by financing activities	(2,991,854)	(8,515,687)

Net change in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of year	-	-

Cash and cash equivalents at the end of the year	$-	$-

Supplementary disclosures:
Interest paid	-	-
Taxes paid	-	-

See notes to the financial statements.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Shad Permian, LLC (the “Company”) was formed in 2017 solely to enter into a Farmout and Development Agreement with Sabalo Energy, LLC and affiliates (“Sabalo”) to become a non-operating partner in the drilling of 27 wells operated by Sabalo and 29 wells operated by others owned by Sabalo in Howard County, Texas. Based on the agreement, the Company agreed to fund 75% of the required capital expenditures Sabalo incurred on the participating wells in exchange for 55% of the net revenue for a specific period of time. All wells are developed and producing as of December 31, 2018. Sabalo Energy, LLC or their affiliates maintains a drill company statement for the Company’s share of capital expenditures and net revenue on the participating wells.

Basis of Preparation

These financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) as codified by the Financial Accounting Standards Board (“FASB”) in its Accounting Standards Codification (“ASC”). The accounting policies set out below have been applied in preparing the financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

Additionally, significant estimates include volumes of oil and natural gas reserves used in calculating depreciation and depletion of oil and gas properties, future net revenues, abandonment obligations, impairment of unproved evaluated properties, the collectability of outstanding accounts receivable, and contingencies. Oil and natural gas reserve estimates, which are the basis for unit-of-production depreciation and depletion, have numerous inherent uncertainties. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgement. Subsequent drilling results, testing, and production may justify revision of such estimates. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

In addition, reserve estimates are sensitive to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future. The Company’s reserve estimates were determined by an independent petroleum engineering firm. The significant estimates are based on current assumptions that may be materially affected by changes to future economic conditions, such as the market prices received for sales of oil and natural gas. Changes in these assumptions may materially affect these significant estimates in the near term.

Oil and Gas Properties

The carrying value of the Company’s oil and gas properties represents the cost to acquire or develop the asset, including any asset retirement obligations and capitalized interest, net of accumulated depreciation, depletion and amortization (“DD&A”) and any impairment charges. For assets acquired, the cost of oil and gas properties are based on fair values at the acquisition date. Asset retirement obligations and interest costs incurred in connection with qualifying capital expenditures are capitalized and amortized over the lives of the related assets.

The Company uses the successful efforts method to account for its oil and gas properties. Under this method, the Company capitalizes costs of acquiring properties, costs of drilling successful exploration wells and development costs. The costs of exploratory wells are initially capitalized pending a determination of whether proved reserves have been found. If proved reserves have been found, the costs of exploratory wells remain capitalized. Otherwise, the Company charges the costs of the related wells to expense. In some cases, a determination of proved reserves cannot be made at the completion of drilling, requiring additional testing and evaluation of the wells. The Company generally expenses the costs of such exploratory wells if a determination of proved reserves has not been made within a 12-month period after drilling is complete.

The Company determines depreciation and depletion of oil and gas properties by the unit-of-production method. It amortizes acquisition costs over total proved reserves, and capitalized development and successful exploration costs over proved developed reserves. Proved oil and gas reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, for known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The Company does not have any proved oil and gas reserves for which the determination of economic productivity is subject to the completion of major additional capital expenditure as of March 31, 2021.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company performs impairment tests with respect to its proved properties whenever events or circumstances indicate that the carrying value of property may not be recoverable. If there is an indication the carrying amount of the asset may not be recovered due to declines in current and forward prices, significant changes in reserve estimates, changes in management’s plans, or other significant events, management will evaluate the property for impairment. Under the successful efforts method, if the sum of the undiscounted cash flows is less than the carrying value of the proved property, the carrying value is reduced to estimated fair value and reported as an impairment charge in the period. Individually proved properties are grouped for impairment purposes at the lowest level for which there are identifiable cash flows, which is generally on a field by field basis. The impairment test incorporates a number of assumptions involving expectations of future cash flows which can change significantly over time. These assumptions include estimates of future product prices, contractual prices, estimates of risk-adjusted proved oil and gas reserves and estimates of future operating and development costs. The Company recorded no impairments during the three months ended March 31, 2021 and 2020.

The Company has no oil and gas properties attributable to unproved properties.

Accounts Receivable

Accounts receivable are stated net of a provision for amounts estimated to be uncollectible. Accounts receivable primarily consist of the Company’s share of accrued revenues from oil and gas sales and amounts due from other working interest owners. The Company routinely assesses the recoverability of all material receivables to determine their collectability. The Company creates a provision against a receivable when, based on the judgment of management, it is likely that a receivable will not be collected and the amount of such provision may be reasonably estimated. No allowance for doubtful accounts was necessary as of March 31, 2021 and December 31, 2020.

Accounts Payable and Accruals

Liabilities are recognized for amounts to be paid in the future for goods and services received, whether billed by the supplier or not.

Asset Retirement Obligations

The initial estimated asset retirement obligation related to property, plant and equipment is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property, plant and equipment. If the fair value of the recorded asset retirement obligation changes, a revision is recorded to both the asset retirement obligation and the asset retirement cost. Revisions in estimated liabilities can result from changes in estimated inflation rates, changes in service and equipment costs and changes in the estimated timing of an asset’s retirement. Asset retirement costs are depreciated using a systematic and rational method similar to that used for the associated property and equipment. Accretion of the liability is recognized over the estimated productive life of the related assets.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, (“ASC 606”), oil, natural gas and natural gas liquid (“NGL”) sales revenues are recognized when control of the product is transferred to the customer, the performance obligations under the terms of the contracts with customers are satisfied and collectability is reasonably assured. All of the Company’s oil, natural gas and NGL sales are made under contracts with customers. The performance obligations for the Company’s contracts with customers are satisfied at a point in time through the delivery of oil and natural gas to its customers.

The Company typically receives payment for oil, natural gas and NGL sales within 30 days of the month of delivery. The Company’s contracts for oil, natural gas and NGL sales are standard industry contracts that include variable consideration based on the monthly index price and adjustments that may include counterparty-specific provisions related to volumes, price differentials, discounts and other adjustments and deductions.

The Company’s product types are as follows:

Oil Revenue – Under the Company’s oil sales contracts operated by Sabalo, the Company generally sells oil to the purchaser at or near the wellhead, and collects a contractually agreed upon index price, net of pricing and gathering and transportation differentials. The Company transfers control of the product to the purchaser at or near the wellhead and recognizes revenue based on the net price received.

Natural Gas and NGL Revenue – Under the Company’s natural gas sales contracts operated by Sabalo, the Company delivers and transfers control of natural gas to the purchaser at delivery points at or near the wellhead. The purchaser gathers and processes the natural gas and sells the resulting residue gas and NGLs. The Company receives its contractual portion of the proceeds for the sale of the residue gas and NGLs at an agreed upon index price, net of pricing differentials and applicable selling expenses including gathering, processing and fractionation costs. The Company recognizes revenue at the net price when control transfers to the purchaser.

The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the variable consideration is allocated entirely to a wholly unsatisfied performance obligation, as allowed under ASC 606. Under the Company’s oil, natural gas and NGL sales contracts operated by Sabalo, each unit of product delivered to the customer represents a separate performance obligation; therefore, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Contract Balances – Under the Company’s product sales contracts operated by Sabalo, it has the right to invoice its customers once the performance obligations have been satisfied, at which point payment is unconditional. Accordingly, the Company’s product sales contracts do not give rise to contract assets or liabilities under ASC 606.

Prior-period Performance Obligations – The Company records revenue in the month production is delivered to the purchaser. However, settlement statements for certain natural gas and natural gas liquids sales may not be received for 30 to 90 days after the date production is delivered, and as a result, the Company is required to estimate the amount of production delivered to the purchaser and the price that will be received for the sale of the product. The Company records the differences between its estimates and the actual amounts received for product sales in the month that payment is received from the purchaser. The Company has existing internal controls for its revenue estimation process and related accruals, and any identified differences between its revenue estimates and actual revenue received historically have not been significant.

Income Taxes

The Company has elected to be taxed as a general partnership for federal tax purposes, even though its legal form is a limited liability company. Under the partnership provisions of the Internal Revenue Code, the Company’s income, deductions, losses and credits flow directly to the partners. Therefore, these statements do not include any provisions for corporate income tax. The Company does pay franchise taxes, which are considered income taxes under the authoritative guidance. The Company’s current year and prior three years tax returns remain open for examination by the taxing authorities.

The Company has adopted the provisions of FASB Accounting Standards Codification 740, Income Taxes (“ASC 740”), effective January 1, 2009. ASC 740 provides guidance regarding the recognition, measurement, presentation and disclosure in the financial statements of tax positions taken or expected to be taken on a tax return, including the decision whether to file or not to file in a particular jurisdiction.

Concentration of Credit Risk

The Company’s financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, oil and natural gas. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond its control. These factors include the level of global demand for petroleum products, foreign supply of oil and gas, the establishment of and compliance with production quotas by oil-exporting countries, weather conditions, the price and availability of alternative fuels, and overall economic conditions, both foreign and domestic.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

1.        NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company cannot predict future oil and gas prices with any degree of certainty. Sustained weakness in oil and gas prices may adversely affect its financial condition and results of operations, and may also reduce the amount of net oil and gas reserves that the Company can produce economically. Similarly, any improvement in oil and gas prices can have a favorable impact on the Company’s financial condition, results of operations and capital resources.

The Company’s customer concentration may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions affecting the oil and gas industry. The Company, through Sabalo, manages credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

In the exploration, development and production business, production is normally sold to relatively few customers. Substantially all of the Sabalo’s customers are concentrated in the oil and gas industry and revenue can be materially affected by current economic conditions, the price of certain commodities such as crude oil and natural gas and the availability of alternate purchasers. Sabalo believes that the loss of any of its major purchasers would not have a long-term material adverse effect on the Company’s operations.

2.        OIL AND GAS PROPERTIES

Gross balances of oil and gas properties were as follows:

			Total Oil	Property,
	Unproved	Proved	and Gas	Plant and
	Properties	Properties	Properties	Equipment
Gross balance at March 31, 2021	$-	$180,447,563	$180,447,563	$-

Gross balance at December 31, 2020	$-	$180,440,431	$180,440,431	$-

For three months ended March 31, 2021 and 2020, $7,132 and $202,534, respectively was added to the proved properties via capital expenditure. For three months ended March 31, 2021 and 2020, $2,161,734 and $4,177,545, respectively of depletion expense was incurred.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

2.        OIL AND GAS PROPERTIES (continued)

Changes in accumulated depreciation, depletion and amortization for the period ended March 31, 2021 were as follows:

			Total Oil	Property,
	Unproved	Proved	and Gas	Plant and
	Properties	Properties	Properties	Equipment
Balance at December 31, 2020	$-	$103,095,780	$103,095,780	$-
Depreciation, depletion and amortization	-	2,161,734	2,161,734	-

Balance at March 31, 2021	-	105,257,514	105,257,514	-

Net Assets at March 31, 2021	$-	$75,190,049	$75,190,049	$-

Changes in accumulated depreciation, depletion and amortization for the year ended December 31, 2020 were as follows:

			Total Oil	Property,
	Unproved	Proved	and Gas	Plant and
	Properties	Properties	Properties	Equipment
Balance at January 1, 2020	$-	$83,099,318	$83,099,318	$-
Depreciation, depletion and amortization	-	19,996,462	19,996,462	-

Balance at December 31, 2020	-	103,095,780	103,095,780	-

Net Assets at December 31, 2020	$-	$77,344,651	$77,344,651	$-

3.        ASSET RETIREMENT OBLIGATIONS

The change in asset retirement obligations for the three months ended March 31, were as follows:

	2021	2020
January 1,	$142,886	$135,548
Additions	-	-
Accretion	1,865	1,835

At March 31,	$144,751	$137,383

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

4.        ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of:

	March 31,	December 31,
	2021	2020
Revenue receivable from Sabalo customers	$2,964,324	$2,372,667
Accrued revenue from Sabalo customers	219,087	172,811

Total accounts receivable from Sabalo	$3,183,411	$2,545,478

5.        INVENTORY

Inventories are carried at the lower of cost or market and consisted of following at:

	March 31,	December 31,
	2021	2020
Crude oil held-for-sale	$268,372	$123,795

6.        MEMBERS’ EQUITY

Shad Permian, LLC is funded by Benefit Street Partners, LLC (“BSP”) in order to provide funding for their cash requirements to Sabalo in accordance with the Farmout and Development Agreement. BSP has contributed approximately $228.8 million in cash for their portion of the capital expenditures and lease operating costs incurred from inception to March 31, 2021. Benefit Street Partners, LLC has been paid by Shad Permian, LLC as of March 31, 2021 approximately $139.1 million in revenue, net of taxes from inception to March 31, 2021. The total contributions received from BSP for the three months ended March 31, 2021 and 2020 were $3,558,871 and $1,862,740, respectively. The total distributions made to BSP for the three months ended March 31, 2021 and 2020 were $6,550,725 and $10,378,427, respectively.

7.        COMMITMENTS AND CONTINGENCIES

Legal – The Company regularly reviews current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of matters. In the opinion of management, as of March 31, 2021, there were no threatened or pending legal matters that would have a material impact on the Company’s financial statements.

SHAD PERMIAN, LLC

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2021 and December 31, 2020

7.        COMMITMENTS AND CONTINGENCIES (continued)

Environmental – The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, among other things, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed in the period incurred. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable. Management believes no materially significant liabilities of this nature existed as of March 31, 2021 or December 31, 2020.

As of March 31, 2021, the Company had no accrued commitments.

8.        COVID-19 RISKS AND UNCERTAINTIES

On January 31, 2020, the Secretary of Health and Human Services declared a public health emergency in response to the spread of coronavirus disease 2019 (“COVID-19”). The COVID-19 pandemic and subsequent global recession are having significant effects on global markets, supply chains, businesses, and communities. Going forward, there may be additional negative impacts, including but not limited to losses of revenue or additional costs incurred. Management believes the Company is taking appropriate actions to mitigate the negative impacts of the COVID-19 pandemic. However, the full impact of COVID-19 is unknown.

9.        SUBSEQUENT EVENTS

The Company has performed a review of subsequent events through May 24, 2021, which is the date the financial statements were available for issuance, and concludes there were no other events or transactions occurring during this period that required recognition or disclosure in the financial statements except as disclosed in the notes. Any events occurring after this date have not been factored into the financial statements being presented.